COMPENSATION AGREEMENT (the “Agreement”), dated as of December 1, 2008, by and between ELITE PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and Jerry I. Treppel (the “Director”).

INTRODUCTION

          WHEREAS, the Director currently serves as a director on the Board of Directors of the Company (the “Board”); and

          WHEREAS, the Board has elected the Director as the non-executive Chairman of the Board and the Director is willing to serve in such capacity for the compensation and upon the terms set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

          1.     Term. The term of the Director’s service as non-executive Chairman of the Board under this Agreement shall commence on the date hereof and end immediately prior to the next annual meeting of the Company’s stockholders (the “Term”); provided, however, that following such annual meeting, and each subsequent annual meeting of the Company’s stockholders, if the Board elects the Director to continue as the non-executive Chairman of the Board, then the Term shall be extended through the earlier of (a) the date of the next subsequent annual meeting of the Company’s stockholders and (ii) the date upon which the Director shall no longer serve as the non-executive Chairman of the Board (such additional extension(s), the “Extended Term”); references in this Agreement to the Term shall include the Extended Term. Either party hereto may terminate this agreement, effective immediately upon the giving of written notice.

          2.     Duties. During the Term, the Director shall serve as the non-executive Chairman of the Board and shall be neither an employee nor officer of the Company and shall not serve in any other capacity with the Company or any of its affiliates. The Director shall perform his duties as the non-executive Chairman of the Board in a manner consistent with applicable legal and corporate governance standards: (a) regularly attend and preside at Board meetings, (b) chair the annual meeting of the Company’s stockholders, (c) be eligible to serve on such committees of the Board, and (d) perform such other duties commensurate with his position as a non-executive Chairman of the Board. The Director may serve on one or more committees of the Board consistent with this Section 2.

          3.     Commitment. During and throughout the Term, the Director will devote such reasonable time, attention, skill and efforts to the business and affairs of the Company as is necessary to discharge the duties and responsibilities assigned to the Director hereunder in his capacity as the non-executive Chairman of the Board and shall serve the Company faithfully and to the best of his ability.

          4.     Compensation; Expenses.

                    (a)     Cash Compensation. During the Term, the Director shall be entitled to receive monthly compensation at a rate of $2,083.33 (the “Cash Compensation”),

which amount shall be in lieu of and not in addition to any cash directors’ fees and other compensation paid to other non-employee members of the Board. Payments to the Director of the Cash Compensation set forth in this Section 4(a) shall be made within ten (10) business days of the end of each calendar month and in accordance with the Company’s customary pay practices for its employees. Notwithstanding the foregoing, if during the Term or any Extended Term, the Director is not re-elected to the Board at any annual meeting of the Company’s stockholders, the Company shall only be obligated to pay the Director his pro rata portion of the Cash Compensation through the date of such annual meeting. The Cash Compensation shall be subject to review by the Board from time to time.

                    (b)     Special Compensation. The Company shall grant to the Director under its 2004 Stock Option Plan (the “Plan”), non-qualified stock options to purchase 180,000 shares of common stock of the Company (“Common Stock”) at an exercise price per share of $0.06 (the “Options”). The Options will have a term of ten (10) years and shall be subject to the terms and conditions set forth in an option agreement in the form attached hereto as Exhibit A (the “Option Agreement”).

                    (c)     Expenses. The Company shall promptly reimburse the Director for expenses he reasonably incurs in connection with the performance of the services hereunder (including business travel and entertainment expenses), against receipts or other appropriate written evidence of such expenditures as required by the appropriate Internal Revenue Service regulations and/or the expense reimbursement policies of the Company.

          5.     Indemnity Obligations. Company agrees to indemnify the Director to the fullest extent permitted by law in accordance with the By-Laws of the Company against (a) reasonable expenses, including attorneys’ fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the Company, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit, or proceeding. The Director agrees to indemnify and hold the Company harmless from and against any and all claims, demands, liabilities, damages, costs, and expenses (including, without limitation, reasonable attorneys’ fees) made against the Company resulting from the Director’s gross negligence, willful misconduct or reckless actions.

          6.     Independent Contactor. The Director’s status under this Agreement is that of an independent contractor and not an employee of the Company. The Director shall be responsible for, and agrees to comply with, obligations under federal and state tax laws for payment of income and, if applicable, self-employment tax.

          7.     Miscellaneous.

                    (a)     Assignment. The rights and obligations of the Director under this Agreement may not be assigned or delegated by the Director without the prior written consent of the Company.

                    (b)     Binding Effect. This Agreement shall extend to and be binding upon the Director, his successors, permitted assigns, heirs and legal representatives, and shall inure to the benefit of the Company, its successors and assigns.

                    (c)     Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to the Director, to:	As listed in the records of the Company.

If to the Company to:	Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, NJ 07647
Attn: Board of Directors

                    (d)     Waiver. A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as a waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof.

                    (e)     Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and no waiver, modification, change or amendment of any of its provisions shall be valid unless in writing and signed by the party against whom such claimed waiver, modification, change or amendment is sought to be enforced. This Agreement supersedes all prior understandings, whether oral or written, between the Director and the Company.

                    (f)      Authority. The parties each represent and warrant that they have the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

                    (g)      Applicable Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New Jersey without giving effect to principles relating to conflicts of law. Any legal action or proceeding filed in connection with this Agreement shall be filed in a forum in the State of New Jersey. The parties hereby consent to the sole and exclusive jurisdiction of the courts in the State of New Jersey and agree not to raise any defense or make any argument that the pendency of any legal action or proceeding in such courts is inconvenient.

                    (h)      Severability. In the event that any of the provisions of this Agreement, or any portion thereof, shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired but shall remain in full force and effect.

                    (i)      Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any term or provision of this Agreement.

                    (j)      Counterparts; Delivery by Facsimile or Email. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

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           IN WITNESS WHEREOF, the parties hereto have executed this Compensation Agreement as of the day and year first above written.

ELITE PHARMACEUTICALS, INC.

By:
Chris Dick, Chief Operating Officer

JERRY I. TREPPEL